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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of AsiaInfo Holdings Inc. on Form S-1 of our report dated March 20, 1999 (relating to the financial statements of Zhejiang AsiaInfo Telecommunication Technology Co., Ltd.), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte Touche Tohmatsu Shanghai CPA
Deloitte Touche Tohmatsu Shanghai CPA
Shanghai
December 21, 1999